UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 6, 2006 (March 6, 2006)

Date of report (Date of earliest event reported)

ALLEGHENY ENERGY, INC.

(Exact name of registrant as specified in charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-267 (Commission File Number)	13-5531602 (IRS Employer Identification No.)

800 Cabin Hill Drive Greensburg, Pennsylvania (Address of principal executive of offices)	15601-1689 (Zip code)

Registrant’s telephone number, including area code: (724) 837-3000

N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Event.

Allegheny Energy, Inc. (“Allegheny” or “Company”) today announced that members of its largest labor union, the Utility Workers Union of America System Local 102, have ratified a new long-term labor contract (the “UWUA Contract”).

The new UWUA Contract is effective through May 1, 2011. It covers approximately 1,180 employees at Allegheny Power and Allegheny Energy Supply Company, LLC.

The UWUA Contract includes a wage increase averaging approximately 3 percent per year over the five-year term of the contract, a workforce renewal program that includes 150 hires and the establishment of a joint training initiative, and the elimination of a post-retirement medical benefit for employees hired after May 1, 2006. Additionally, Allegheny agreed to contribute at least $60 million to the Company’s pension fund between March 3, 2006 and December 31, 2008, and an additional $65 million by April 30, 2010.

The UWUA Contract institutes a number of changes designed to improve system reliability and customer satisfaction, including a 12-hour-per-day, three-day (Friday to Sunday) work week at some work locations and greater flexibility for on-call staffing after hours.

A copy of Allegheny’s press release pertaining to the UWUA Contract is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Press release regarding UWUA agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY ENERGY, INC.
Dated: March 6, 2006	By:	/s/ Hyun Park
	Name:	Hyun Park
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release regarding UWUA agreement